Exhibit 3 to Annual
                                                             Report On Form 10-K
                                                              For the Year Ended
                                                               December 31, 1996

                                      April 22, 1996

Mr. Harvey P. Alstodt
c/o Del Laboratories, Inc.
565 Broad Hollow Road
Farmingdale, New York  11735

Dear Mr. Alstodt:

            This will confirm that your Employment Agreement, as amended and extended, is further extended to March 31, 1999.

            In all other respects the Employment Agreement, as amended and extended, shall continue in full force and effect. Other changes to the Employment Agreement may be made at a later date.

            Please signify your agreement with the foregoing by counter-signing the copy of this letter and returning it to me.

                                        Very truly yours,

                                        DEL LABORATORIES, INC.


                                        By: /s/ Dan K. Wassong
                                            ---------------------
                                            Dan K. Wassong
                                            Chairman of the Board

ACCEPTED AND AGREED:


/s/ Harvey P. Alstodt
---------------------
Harvey P. Alstodt